UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

 Sears Credit Account Master Trust II
 (Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)
Securities to be Registered Pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered None		Name of Each Exchange on Which Each Class is to be Registered None

Securities to be Registered Pursuant to Section 12(g) of the Act: Series 2000-1 7.25% Class A Master Trust Certificates Series 2000-1 7.50% Class B Master Trust Certificates (Title of Class)

The Exhibit Index appears below.

Item 1. Description of Registrant's Securities to be Registered

Item 1 incorporates by reference the "The Certificates" on Pages 25 through 37 of the Prospectus dated June 7, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-91981 and "The Certificates" on Pages S-30 through S-56 of the Prospectus Supplement dated June 7, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-91981.

Item 2. Exhibits
Exhibit 4.1

Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") (Incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2

Amendment to the Pooling and Servicing Agreement, dated as of march 31, 1995, amount SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated Mary 8, 1995).

Exhibit 4.3

Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Form 8-A dated March 23, 1999).

Exhibit 4.4

Series 2000-1 Supplement, dated as of June 15, 2000, among Sears as Servicer, SRFG as Seller and the Trustee, including the Forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account master Trust II's Current Report on Form 8-K dated June 15, 2000).

Exhibit 99.1

Series 2000-1 Prospectus Supplement dated June 7, 2000, and Prospectus dated June 7, 2000, with respect to the 7.25% Class A master Trust Certificates and the 7.50% Class B Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated June 13, 2000).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/Donald J. Woytek
Donald J. Woytek Vice President, Administration
Date: June 22, 2000

EXHIBIT INDEX

Exhibit No.
4.1

Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") (Incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

4.2

Amendment to the Pooling and Servicing Agreement, dated as of march 31, 1995, amount SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated Mary 8, 1995).

4.3

Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Form 8-A dated March 23, 1999).

4.4

Series 2000-1 Supplement, dated as of June 15, 2000, among Sears as Servicer, SRFG as Seller and the Trustee, including the Forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account master Trust II's Current Report on Form 8-K dated June 15, 2000).

99.1

Series 2000-1 Prospectus Supplement dated June 7, 2000, and Prospectus dated June 7, 2000, with respect to the 7.25% Class A master Trust Certificates and the 7.50% Class B Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated June 13, 2000).